Exhibit 99.1

NEWS

INVESTOR CONTACT:   (818) 225-3550

David Bigelow or Lisa Riordan

MEDIA CONTACT:   (800) 796-8448

COUNTRYWIDE REPORTS AUGUST 2006 OPERATIONAL RESULTS

CALABASAS, CA (September 14, 2006) — Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended August 31, 2006.  Key operational results included the following:

•                  Mortgage loan fundings for the month of August were $40 billion, a decrease of 24 percent from August 2005.  Year-to-date fundings of $296 billion were down by 4 percent from $309 billion last year.

—           Monthly purchase volume in August was $19 billion as compared to $25 billion for August 2005.  Year-to-date purchase activity was $138 billion as compared to $148 billion last year.

—           Adjustable-rate loan fundings for the month of August were $18 billion as compared to $27 billion in August 2005.  Year-to-date adjustable-rate volume was $143 billion as compared to $166 billion last year.

—           Home equity loan fundings for August were $4.1 billion, essentially flat from August 2005.  Year-to-date home equity fundings were $31 billion, 14 percent higher than last year.

—           Nonprime loan fundings in August were $3.7 billion, compared with $4.5 billion for the year-ago period.  Year-to-date nonprime loan funding volume of $27 billion was down 3 percent from the comparable period last year.

—           Consolidated pay-option loan fundings for the month of August were $5.4 billion, compared with $10.4 billion in August of last year.  Year-to-date pay-option fundings were $49.7 billion, as compared to $60.2 billion from the same period last year.

—           It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and are not intended to total 100 percent of total fundings.

•                  Average daily mortgage loan application activity in August was $2.6 billion, down 17 percent from last year.  The mortgage loan pipeline was $64 billion at August 31, 2006 as compared to $78 billion at August 31, 2005.

•                  The mortgage loan servicing portfolio totaled $1.2 trillion at August 31, 2006, an increase of 20 percent from August 31, 2005.

•                  Total assets for Banking Operations were $87 billion at August 31, 2006, an increase of 21 percent from last year.

Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

•                  Securities trading volume in the Capital Markets segment of $353 billion for the month of August 2006 was up from $346 billion in August 2005.  Year-to-date securities trading volume reached $2.5 trillion, an increase of 8 percent from last year.

•                  Net earned premiums from the Insurance segment were $111 million for August 2006, compared with $69 million for the year-ago period.  Year-to-date net earned premiums were $769 million, rising 36 percent from last year.

“Total mortgage loan fundings were up 12 percent sequentially, but declined year over year as a result of the expected industry slowdown,” said Angelo R. Mozilo, Chairman and Chief Executive Officer.  “While purchase funding volume was down significantly from August 2005, purchase volume year-to-date was down only 6 percent from 2005 which was an all-time high.  The servicing portfolio continued its growth, increasing $208 billion from last year to reach $1.2 trillion at the end of August.  Other business segments also demonstrated year-over-year growth with Banking Operations’ assets rising $15 billion, Capital Markets securities trading volume increasing $7 billion, and Insurance net earned premiums advancing $42 million from August 2005.”

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000, and Fortune 500.  Through its family of companies, Countrywide: originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts fixed income securities underwriting and trading activities; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company.  For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein.  Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:  competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade ratings that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time.  Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

(tables follow)

Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
 Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries.  All rights reserved.

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS(1)
(Dollars in Millions)

	Month Ended		Year-to-Date
	August 31,	August 31,	August 31,
	2006	2005	2006
LOAN PRODUCTION
Number of Working Days in the Period	23	23	169
Average Daily Mortgage Loan Applications	$2,645	$3,168	$2,599
Mortgage Loan Pipeline (loans-in-process)	$64,125	$78,062
Commercial Real Estate Loan Pipeline (loans-in-process)	$296	$458

Loan Fundings:
Consumer Markets Division	$14,021	$16,133	$102,916
Wholesale Lending Division	8,193	10,855	66,413
Correspondent Lending Division	16,185	23,744	113,264
Capital Markets	1,782	2,335	13,346
Total Mortgage Loan Fundings	40,181	53,067	295,939
Commercial Real Estate Fundings	273	397	2,663
Total Loan Fundings	$40,454	$53,464	$298,602

Bank Mortgage Loan Fundings (2)	$13,233	$5,309	$61,740

Loan Fundings in Units:
Consumer Markets Division	88,698	102,357	666,286
Wholesale Lending Division	40,740	51,526	322,949
Correspondent Lending Division	82,777	117,470	567,804
Capital Markets	6,978	8,148	51,279
Total Mortgage Loan Fundings in Units	219,193	279,501	1,608,318
Commercial Real Estate	39	30	310
Total Loan Fundings in Units	219,232	279,531	1,608,628

Bank Mortgage Loan Units (2)	82,746	44,162	428,081

Mortgage Loan Fundings: (3)
Purchase	$19,368	$25,079	$138,368
Non-purchase	20,813	27,988	157,571
Total Mortgage Loan Fundings	$40,181	$53,067	$295,939

Mortgage Loan Fundings by Product:
Government Fundings	$1,161	$1,114	$8,400
ARM Fundings	$17,978	$27,267	$143,285
Home Equity Fundings	$4,141	$4,122	$31,463
Nonprime Fundings	$3,722	$4,504	$27,487

MORTGAGE LOAN SERVICING (4)
Volume	$1,228,518	$1,020,416
Units	7,890,954	7,089,887
Subservicing Volume (5)	$23,179	$28,868
Subservicing Units	209,126	259,688
Prepayments in Full	$19,783	$25,111	$138,982
Bulk Servicing Acquisitions	$534	$3,393	$740
Portfolio Delinquency - CHL(6)	4.15%	3.68%
Foreclosures Pending - CHL(6)	0.50%	0.42%

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	Month Ended		Year-to-Date
	August 31,	August 31,	August 31,
	2006	2005	2006
LOAN CLOSING SERVICES (units)
Credit Reports	920,379	914,659	6,922,299
Flood Determinations	302,948	318,626	2,260,329
Appraisals	117,367	123,082	835,183
Automated Property Valuation Services	939,734	750,312	5,504,996
Other	19,918	16,786	133,229
Total Units	2,300,346	2,123,465	15,656,036

CAPITAL MARKETS
Securities Trading Volume(7)	$353,106	$345,998	$2,544,422

BANKING
Banking Operations Assets (in billions)	$87	$72

INSURANCE
Net Premiums Earned:
Carrier	$92.1	$53.7	$624.7
Reinsurance	18.7	14.8	144.1
Total Net Premiums Earned	$110.8	$68.5	$768.8

Period-end Rates
10-Year U.S. Treasury Yield	4.74%	4.02%
FNMA 30-Year Fixed Rate MBS Coupon	5.93%	5.15%

(1)          This data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company.  All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company.  Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)          These loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions and are included in “Total Mortgage Loan Fundings” above.  The amounts include loans funded for both investment purposes and for sale.  The Company will report the amount of such loans subsequently sold on a quarterly basis.

(3)          Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)          Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(5)          Subservicing volume for non-Countrywide entities.

(6)          Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(7)          Includes trades with Mortgage Banking Segment.

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